Exhibit 99.1
BreitBurn Energy Partners L.P. Reports First Quarter Results

LOS ANGELES, May 10, 2010 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its first quarter of 2010.

Key Highlights

-	The Partnership’s strong operating and financial results in the first quarter of 2010 were in-line with guidance.
-	The Partnership reduced debt by $36 million during the quarter to $523 million. Since year-end 2008, the Partnership has reduced borrowings by more than $200 million, or approximately $4.00 per unit.
-
In addition to the oil hedges added in the first quarter covering approximately 1,278,500 Bbls of 2011-2013 production, the Partnership entered into new oil hedges in April 2010 covering approximately 465,000 Bbls of 2011 and 2014 production at weighted average prices of $88.86 and $91.75, respectively.

-	In April 2010, the Partnership finalized the settlement of all litigation with Quicksilver Resources Inc.
-
On April 28, 2010, the Partnership reinstated quarterly distributions and announced a cash distribution for the first quarter of 2010 at the rate of $0.375 per unit, to be paid on May 14, 2010 to the record holders of common units at the close of business on May 10, 2010.

-	On May 7, 2010, the Partnership completed the successful syndication of a new bank credit facility. The new facility, which expires in May 2014, has a borrowing base of $735 million.

Management Commentary

Hal Washburn, CEO, said, “With the settlement of the Quicksilver lawsuit and the reinstatement of distributions, the first quarter of 2010 has proven to be a meaningful one for the Partnership.  Following an excellent start to the year, our strong first quarter financial and operating results met or exceeded our expectations, with total production at 1,595 MBoe and adjusted EBITDA of $51.1 million.  Additionally, over the last four months, we took advantage of improved crude oil prices and enhanced our hedge portfolio with new oil hedges at attractive prices, which will support our cash flows going forward.”

Randy Breitenbach, President, said, “The Partnership is also extremely pleased to have recently completed the successful syndication of a new bank credit facility.  The new facility, which expires in May 2014, has a borrowing base of $735 million and includes other terms that expand our financial flexibility.  Along with settling the Quicksilver litigation and reinstating quarterly distributions, this represents one of the final steps in the plan we initiated one year ago to improve our financial flexibility and protect long term unitholder value.”

First Quarter 2010 Operating and Financial Results Compared to Fourth Quarter 2009

-
Total production decreased slightly to 1,595 MBoe from 1,632 MBoe in the fourth quarter of 2009.  Average daily production was nearly flat at 17,725 Boe/day compared to 17,740 Boe/day in the fourth quarter of 2009.

o	Oil and NGL production was 727 MBoe compared to 744 MBoe.
o	Natural gas production was 5,207 MMcf compared to 5,335 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, decreased slightly to $19.12 per Boe in the first quarter of 2010 from $19.31 per Boe in the fourth quarter of 2009.

-
General and administrative expenses, excluding unit-based compensation, were $6.4 million, or $4.00 per Boe, in the first quarter of 2010 compared to $6.2 million, or $3.79 per Boe, in the fourth quarter of 2009.

-	Adjusted EBITDA, a non-GAAP measure, was $51.1 million in the first quarter, up from $49.0 million in the fourth quarter of 2009.
-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments, were $92.6 million in the first quarter of 2010, up slightly from $92.5 million in the fourth quarter of 2009.

-	Realized gains from commodity derivative instruments were $12.1 million in the first quarter of 2010 compared to $17.8 million in the fourth quarter of 2009.
-
WTI crude oil spot prices averaged $78.81 per barrel and NYMEX natural gas prices averaged $4.99 per Mcf in the first quarter of 2010 compared to $76.00 per barrel and $4.93 per Mcf, respectively, in the fourth quarter of 2009.

-
Realized crude oil and natural gas prices increased and averaged $72.79 per Boe and $7.65 per Mcf, respectively, compared to $69.72 per Boe and $7.55 per Mcf, respectively, in the fourth quarter of 2009.

-
Net income, including the effect of unrealized gains on commodity derivative instruments, was $57.9 million, or $1.02 per diluted limited partner unit, in the first quarter of 2010 compared to a net loss of $39.7 million, or $0.75 per diluted limited partner unit, in the fourth quarter of 2009.

-	Capital expenditures totaled $8.7 million in the first quarter of 2010 compared to $11.8 million in the fourth quarter of 2009.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $12.1 million during the first quarter of 2010.  Realized losses from interest rate derivative instruments were $2.9 million.  Non-cash unrealized gains from commodity derivative instruments were $39.9 million and non-cash unrealized gains from interest rate derivative instruments were $0.7 million for the period.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended March 31, 2010 and 2009 and the three months ended December 31, 2009:

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars, except as indicated	2010	2009	2009
Oil, natural gas and NGL sales (a)	$80,469	$74,728	$57,643
Realized gains on commodity derivative instruments (b)	12,146	17,771	74,088
Unrealized gains (losses) on commodity derivative instruments (b)	39,919	(54,688)	(4,068)
Other revenues, net	632	452	276
Total revenues	$133,166	$38,263	$127,939
Lease operating expenses and processing fees	$30,491	$31,685	$29,226
Production and property taxes	5,579	6,118	4,705
Total lease operating expenses	$36,070	$37,803	$33,931
Transportation expenses	847	926	1,248
Purchases	52	14	19
Change in inventory	(1,118)	(518)	(917)
Uninsured loss	-	-	100
Total operating costs	$35,851	$38,225	$34,381
Lease operating expenses pre taxes per Boe (c)	$19.12	$19.31	$17.91
Production and property taxes per Boe	3.50	3.75	2.93
Total lease operating expenses per Boe	22.62	23.06	20.84
General and administrative expenses excluding unit-based compensation	$6,374	$6,184	$6,421
Net income (loss)	$57,910	$(39,693)	$46,357
Net income (loss) per diluted limited partnership unit	$1.02	$(0.75)	$0.84

Total production (MBoe)	1,595	1,632	1,603
Oil and NGL (MBoe)	727	744	742
Natural gas (MMcf)	5,207	5,335	5,169
Average daily production (Boe/d)	17,725	17,740	17,812
Sales volumes (MBoe)	1,594	1,642	1,583
Average realized sales price (per Boe) (d) (e) (f)	$58.15	$56.48	$54.54
Oil and NGL (per Boe) (d) (e) (f)	72.79	69.72	62.38
Natural gas (per Mcf) (d) (e)	7.65	7.55	7.99

(a) Q1 2010, Q4 2009 and Q1 2009 include $124, $268 and $260, respectively, of amortization of an intangible asset related to crude oil sales contracts.
(b) Q1 2009 includes the effect of the early termination of oil and natural gas hedge contracts monetized for $45,632.
(c) Includes lease operating expenses, district expenses and processing fees. Q4 2009 and Q1 2009 exclude amortization of intangible asset related to the Quicksilver Acquisition.
(d) Includes realized gains on commodity derivative instruments.
(e) Q1 2009 excludes the effect of the early termination of oil and natural gas hedge contracts monetized for $45,632.
(f) Excludes amortization of intangible asset related to crude oil sales contracts. Includes crude oil purchases.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income or loss and net cash flows from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2010	2009	2009

Reconciliation of consolidated net income to Adjusted EBITDA:

Net income (loss) attributable to the partnership	$57,839	$(39,712)	$46,350

Unrealized (gain) loss on commodity derivative instruments	(39,919)	54,688	4,068
Depletion, depreciation and amortization expense	22,054	25,450	30,301
Interest expense and other financing costs (a)	6,551	7,590	7,841
Unrealized gain on interest rate derivatives	(691)	(1,757)	(966)
Gain on sale of commodity derivatives (b)	-	-	(45,632)
Loss on sale of assets	115	495	-
Income tax provision	144	(1,174)	468
Amortization of intangibles	124	437	780
Unit-based compensation expense (c)	4,883	2,933	3,629

Adjusted EBITDA	$51,100	$48,950	$46,839

	Three Months Ended
	March 31,	December 31,	March 31,
Thousands of dollars	2010	2009	2009

Reconciliation of net cash from operating activities to Adjusted EBITDA:

Net cash from operating activities	$44,635	$40,387	$70,747

Increase in assets net of liabilities relating to operating activities	770	2,584	14,194
Interest expense (a) (d)	5,727	6,766	7,018
Gain on sale of commodity derivatives (b)	-	-	(45,632)
Equity earnings from affiliates, net	(158)	(536)	(282)
Incentive compensation expense (e)	-	8	471
Incentive compensation paid	80	41	139
Income taxes	117	(281)	191
Non-controlling interest	(71)	(19)	(7)

Adjusted EBITDA	$51,100	$48,950	$46,839

(a) Includes realized gains/losses on interest rate derivatives.
(b) Represents the early termination of hedge contracts monetized in Q1 2009.
(c) Represents non-cash long term incentive compensation expense.
(d) Excludes debt amortization.
(e) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of May 10, 2010.

	Year
	2010	2011	2012	2013	2014
Gas Positions:
Fixed price swaps:
Hedged volume (MMBtu/d)	43,648	25,955	19,129	27,000	-
Average price ($/MMBtu)	$8.18	$7.26	$7.10	$6.92	$-
Collars:
Hedged volume (MMBtu/d)	3,580	16,016	19,129	-	-
Average floor price ($/MMBtu)	$9.00	$9.00	$9.00	$-	$-
Average ceiling price ($/MMBtu)	$11.70	$11.28	$11.89	$-	$-
Total:
Hedged volume (MMBtu/d)	47,228	41,971	38,257	27,000	-
Average price ($/MMBtu)	$8.25	$7.92	$8.05	$6.92	$-

Oil Positions:
Fixed price swaps:
Hedged volume (Bbls/d)	2,559	3,890	3,539	5,000	1,748
Average price ($/Bbl)	$82.35	$72.78	$72.40	$79.32	$90.42
Participating swaps: (a)
Hedged volume (Bbls/d)	1,931	1,439	-	-	-
Average price ($/Bbl)	$65.07	$61.29	$-	$-	$-
Average participation %	54.4%	53.2%	-	-	-
Collars:
Hedged volume (Bbls/d)	1,525	2,048	2,477	500	-
Average floor price ($/Bbl)	$104.00	$103.42	$110.00	$77.00	$-
Average ceiling price ($/Bbl)	$137.68	$152.61	$145.39	$103.10	$-
Floors:
Hedged volume (Bbls/d)	500	-	-	-	-
Average floor price ($/Bbl)	$100.00	$-	$-	$-	$-
Total:
Hedged volume (Bbls/d)	6,515	7,377	6,016	5,500	1,748
Average price ($/Bbl)	$83.65	$79.02	$87.88	$79.11	$90.42

(a) A participating swap combines a swap and a call option with the same strike price

Other Information

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-297-8911 (international callers dial +1-913-325-2390) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through May 17, 2010 by dialing 888-203-1112 (international callers dial +1-719-457-0820) and entering replay PIN 7497394, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

In addition, as previously reported to the SEC in our Form 8-K filed on April, 29, 2010, the Partnership will hold its first Annual Meeting of the Limited Partners of the Partnership on July 29, 2010 in Los Angeles, California, at a time and exact location to be specified in the proxy statement for the Annual Meeting.  The Partnership will be asked to elect two directors to serve until the Annual Meeting of Limited Partners in the year 2012 and to elect two directors to serve until the Annual Meeting of Limited Partners in the year 2013.  The Board of Directors has determined that for purposes of the Annual Meeting, a Limited Partner’s notice of nominations of persons for election to the Board of Directors will be considered timely if such notice is delivered to the General Partner not later than the close of business on June 10, 2010, nor earlier than the open of business on May 10, 2010. The Annual Meeting will also be held for the purpose of ratifying the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Partnership for the fiscal year ending 2010, and transacting such other business as may properly come before the meeting or any adjournments or postponements thereof.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “future,” “impact,” “guidance,” “expectations,” “going forward,” “will,” “could,” “to be paid,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
Thousands of dollars, except per unit amounts	2010	2009

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$80,469	$57,643
Gains on commodity derivative instruments, net	52,065	70,020
Other revenue, net	632	276
Total revenues and other income items	133,166	127,939
Operating costs and expenses:
Operating costs	35,851	34,381
Depletion, depreciation and amortization	22,054	30,301
General and administrative expenses	11,257	9,561
Loss on sale of assets	115	-
Total operating costs and expenses	69,277	74,243

Operating income	63,889	53,696

Interest and other financing costs, net	3,617	4,773
Losses on interest rate swaps	2,243	2,102
Other income, net	(25)	(4)

Income before taxes	58,054	46,825

Income tax expense	144	468

Net income	57,910	46,357

Less: Net income attributable to noncontrolling interest	(71)	(7)
Net income attributable to the partnership	57,839	46,350

Basic net income per unit	$1.02	$0.85
Diluted net income per unit	$1.02	$0.84

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	March 31,	December 31,
Thousands of dollars, except units outstanding	2010	2009
ASSETS
Current assets:
Cash	$5,325	$5,766
Accounts and other receivables, net	59,918	65,209
Derivative instruments	75,451	57,133
Related party receivables	2,640	2,127
Inventory	7,084	5,823
Prepaid expenses	4,666	5,888
Intangibles	371	495
Total current assets	155,455	142,441
Equity investments	7,992	8,150
Property, plant and equipment
Property, plant and equipment	2,075,096	2,066,685
Accumulated depletion and depreciation	(347,010)	(325,596)
Net property, plant and equipment	1,728,086	1,741,089
Other long-term assets
Derivative instruments	88,137	74,759
Other long-term assets	2,394	4,590

Total assets	$1,982,064	$1,971,029
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable	$17,800	$21,314
Book overdraft	878	-
Derivative instruments	22,950	20,057
Related party payables	13,000	13,000
Revenue and royalties payable	20,162	18,224
Salaries and wages payable	3,602	10,244
Accrued liabilities	10,299	9,051
Total current liabilities	88,691	91,890

Long-term debt	523,000	559,000
Deferred income taxes	2,519	2,492
Asset retirement obligation	36,681	36,635
Derivative instruments	38,302	50,109
Other long-term liabilities	2,102	2,102
Total liabilities	691,295	742,228
Equity:
Partners' equity	1,290,303	1,228,373
Noncontrolling interest	466	428
Total equity	1,290,769	1,228,801

Total liabilities and equity	$1,982,064	$1,971,029

Common units outstanding (in thousands)	53,294	52,784

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
Thousands of dollars	2010	2009

Cash flows from operating activities
Net income	$57,910	$46,357
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	22,054	30,301
Unit-based compensation expense	4,883	3,158
Unrealized (gains) losses on derivative instruments	(40,610)	3,102
Distributions greater than income from equity affiliates	158	282
Deferred income tax	27	277
Amortization of intangibles	124	780
Loss on sale of assets	115	-
Other	824	823
Changes in net assets and liablities:
Accounts receivable and other assets	7,884	2,465
Inventory	(1,261)	(1,060)
Net change in related party receivables and payables	(513)	1,257
Accounts payable and other liabilities	(6,960)	(16,995)
Net cash provided by operating activities	44,635	70,747
Cash flows from investing activities
Capital expenditures	(9,954)	(9,107)
Net cash used by investing activities	(9,954)	(9,107)
Cash flows from financing activities
Distributions	-	(28,038)
Proceeds from the issuance of long-term debt	22,000	130,916
Repayments of long-term debt	(58,000)	(159,975)
Book overdraft	878	(6,088)
Net cash used by financing activities	(35,122)	(63,185)
Decrease in cash	(441)	(1,545)
Cash beginning of period	5,766	2,546
Cash end of period	$5,325	$1,001